Exhibit 99.1

EMERGE INTERACTIVE, INC. HOLDS ANNUAL MEETING AND

APPROVES REVERSE STOCK SPLIT

SEBASTIAN, Florida, May 19, 2006 – eMerge Interactive, Inc. (NASDAQ: EMRG), a technology company focusing on the agricultural industry, today announced that it held its annual meeting of shareholders on May 18, 2006. At the annual meeting, the Company’s shareholders elected the following four directors to serve one-year terms: David C. Warren, John C. Belknap, John C. Foltz and Robert S. Spencer.

At the annual meeting, the shareholders also approved an amendment and restatement of the Company’s certificate of incorporation to (i) effect a reverse split of the Company’s outstanding shares of class A common stock by a ratio of one-for-five to one-for-fifteen, inclusive and, in connection therewith, (ii) reduce the number of authorized shares of common stock and preferred stock, and also to (iii) eliminate several series of common and preferred stock, (iv) change the designation of class A common stock, par value $0.008 per share, to common stock, par value $0.01 per share, (v) clarify the Board of Directors’ authority to set the terms of and issue series of preferred stock in the future and (vi) make certain typographical corrections.

Acting pursuant to the authority granted to them by the shareholders, the Company’s Board of Directors approved a reverse stock split at a ratio of one-for-fifteen (the “Reverse Split”). The Board of Directors designated the close of business on May 31, 2006 as the record date for the Reverse Split. The Company intends for the amended and restated certificate of incorporation implementing the Reverse Split and the other amendments approved by the shareholders to become effective at the close of business on May 31, 2006. The Company intends for the split-adjusted shares to begin trading on June 1, 2006.

In the Reverse Split, each fifteen shares of issued and outstanding class A common stock will automatically be combined into and become one share of common stock. No fractional shares will be issued in connection with the Reverse Split, and holders of fractional shares will receive cash in lieu of their fractional shares.

In connection with the Reverse Split, the number of authorized shares of common stock will be reduced from 100,000,000 to 9,000,000 and the authorized shares of preferred stock will be reduced from 15,000,000 to 1,000,000. After giving effect to the Reverse Split, the Company will have approximately 4.0 million shares of common stock outstanding. The Reverse Split will affect all shares of eMerge Interactive’s common stock, including underlying stock options and warrants outstanding on the Record Date.

About eMerge Interactive

eMerge Interactive, Inc. is a technology company focusing on the agricultural industry. The Company’s products include CattleLog™, a USDA-approved Process Verified Program (“PVP”) providing individual animal data collection and reporting that enables livestock tracking, verification and branding; the VerifEYE CIS, a real-time, optical inspection system that scans beef carcasses in packing plants; and the Solo handheld inspection unit, a portable instrument, incorporating the VerifEYE imaging technology. For more information about eMerge Interactive, including the risks and uncertainties associated with its business, and to view its filings with the Securities and Exchange Commission, please visit www.emergeinteractive.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “will” and words of similar meaning. These statements involve various risks and uncertainties. A number of factors could cause actual results to differ materially from those described in these forward-looking statements, including the rate of adoption of our products and services, our ability to grow revenue and margins, our ability to implement our expansion strategy, the impact of competition on pricing, the impact of litigation, general economic conditions and other factors discussed in this release and as set forth from time to time in our other public filings and public statements. Readers of this release are cautioned to consider these risks and uncertainties and not to place undue reliance on these forward-looking statements.